Exhibit 10.1

SEVENTH AMENDMENT

TO

LEASE AGREEMENT

By and Among

The Ports of Indiana

Aventine Renewable Energy-Mt Vernon, LLC

And

Aventine Renewable Energy Holdings, Inc.

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (“Seventh Amendment”) is made and entered into this 23rd day of April, 2009 by and among the PORTS OF INDIANA, a body corporate and politic existing under the laws of the State of Indiana and formerly known as the Indiana Port Commission (the “Ports”), AVENTINE RENEWABLE ENERGY-MT VERNON, LLC a Delaware Limited Liability Company (“Lessee”, and together the “Parties”) and AVENTINE RENEWABLE ENERGY HOLDINGS, INC. (“Guarantor”).

RECITALS:

A.            The Ports is charged with the management and operation of the Ports of Indiana, including the Port of Indiana-Mount Vernon, in Posey County, Indiana (the “Port”).

B.            The Parties entered into a certain Lease Agreement dated October 31, 2006, which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively (the “Original Lease”), which Original Lease was amended by (i) a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14, 2007 among the Parties and Guarantor, (ii) a certain Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18, 2007 among the Parties and Guarantor, (iii) a certain Third Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 20, 2007 among the Parties and Guarantor, (iv) a certain Fourth Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 19, 2008, (v) a certain Fifth Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 18, 2008 among the Parties and Guarantor; and, (vi) a certain Sixth Amendment to Lease Agreement and Reaffirmation of Guaranty among the Parties and Guarantor dated February 12, 2009,  (said Original Lease as amended is herein referred to as the “Lease”), whereby the Ports leased to Lessee and Lessee leased from the Ports that certain real estate described in the Lease, located at the Port of Indiana-Mount Vernon, a port managed and operated by the Ports in Posey County, Indiana.

C.            The Parties have agreed to amend the Lease to remove from the Leased Premises approximately 4+/- acres (hereafter “Tract 2”) (Tract 1 being the subject of the Sixth Amendment to Lease Agreement and Reaffirmation of Guaranty) and the return of Tract 2 to the Ports for the inclusion of said Tract 2 with other property for the lease to a third party for the construction of a new project at the Port and to make other changes in the legal descriptions of the Leased Premises.

D.            Guarantor is joining in the execution of this Seventh Amendment solely for purposes of consenting to all provisions of this Seventh Amendment.

E.             On April 7, 2009, Lessee and Guarantor, together with the latter’s affiliates, filed for protection under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

F.             Lessee, the Ports and Guarantor have each had substantial participation in the preparation of this Seventh Amendment which shall become effective upon entry of a final non-

appealable Order of the Bankruptcy Court authorizing the Lessee’s and Guarantor’s entry into and approving this Seventh Amendment.

G.            At a properly convened public meeting of the Commission of the Ports, the duly authorized officers have approved the execution and delivery of this Seventh Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Ports, Lessee and Guarantor (solely for purposes of its agreement to the provisions of Paragraphs 7 and 8 below) hereby agree as follows:

1.             The Ports requested and the Lessee has consented to the release of Tract 2 from its Lease so that said tract could be combined with other Port real property for the development and construction of a new project and lease agreement with a new tenant at the Port.

2.             The Parties agree the land to be surrendered back to the Ports pursuant to this Seventh Amendment and defined herein as Tract 2, consists of approximately 4 +/- acres and is more particularly described and depicted in the drawing and description attached hereto, made a part hereof, and marked as Exhibit 1-7thAmendment.  A metes and bounds description, as well as the actual acreage of Tract 2, will be established by the “as built” ALTA/ACSM Land Title Survey of the Leased Premises, containing Table A Items 1-4, 6, 7a, 8-10, 11a and 13 (the “As Built Survey”) to be provided by Lessee pursuant to paragraph 4 hereafter.

3.             Attached to the Fourth Amendment, as well as to this Seventh Amendment, is Exhibit A — Description of Leased Real Estate, (“Exhibit A”).  Exhibit A describes the Leased Premises as consisting of 118.05 acres.

4.             By agreement of the Parties the final As Built Survey (depicting the final boundary line of the Leased Premises, together with all necessary easements, rights of way and deletions of acreage) is to be performed by Lessee when the project is at a stage when the actual boundaries are readily identifiable, but in no event later than December 31, 2009.

5.             Article III of the Lease provides that Lessee shall pay Initial Ground Rent of Three Thousand Two Hundred Dollars ($3,200) per acre per year, and Section 1.01 of the Lease identifies the demised real estate as approximately 116 acres, more or less.

6.             It is further agreed by the Parties that an adjustment to the Initial Ground Rent paid and payable by Lessee will be made upon completion of the As Built Survey.  The Parties acknowledge that since the execution of the Lease, Lessee has occupied more than the 116 acres.  Specifically, Lessee has occupied 117.808 acres from October 31, 2006 until increased to 118.05 on June 19, 2008; reduced by 2.37 acres on February 12, 2009, and further reduced by 4 +/-acres on April 23, 2009. Commencing on May 1, 2009 and continuing until the As Built Survey is completed and the adjustment to the Initial Ground Rent is calculated, the Initial Ground Rent shall be based upon 112 acres (being the 116 acres referenced in Section 5 above less the 4+/- acres of Tract 2 surrendered back to the Ports by this Seventh Amendment).  Upon completion of the As Built Survey, the Ports will calculate the actual Initial Ground Rent that should have been paid since October 31, 2006 based upon the actual acreage occupied by Lessee as such acreage has changed as set forth above (the “True Up Rent”).  The Initial Ground Rent that has been paid based upon the 116 acres thru May 1, 2009 and 112 acres thereafter shall be subtracted from the True Up Rent and the difference, if any, shall be paid by Lessee within 30 days of receipt of the invoice from the Ports.  In the event that the result of the True Up Rent comparison is a negative amount, such that Lessee has overpaid based on actual acreage occupied, then the Port shall issue a credit to Lessee on the next month’s rent due.

7.             Lessee hereby releases and surrenders back to the Ports Tract 2, and the Ports hereby accept Tract 2 and the same is hereby removed and deleted from the Demised Premises.

8.             Guarantor hereby consents to the amendments to the Lease made by this Seventh Amendment and agrees that such amendments shall not affect, impair, discharge, relieve or release Guarantor of its obligations under the terms of the Lease Guaranty, and that such Lease Guaranty shall be deemed to reference the Lease as amended hereby.

9.             The Ports and Lessee agree that the above and foregoing Recitals are true, correct and complete and are hereby incorporated and made a part of this Seventh Amendment as if completely and fully set forth herein.  Capitalized terms used in this Seventh Amendment without definition shall have the meanings set forth in the Lease as previously amended, except that any internal references in the Lease to the word “Lease” shall mean the Lease, as previously and hereby amended, wherever the context so requires in order to give meaning to this Seventh Amendment.

10.           This Seventh Amendment shall be incorporated into and made a part of the Lease and all provisions thereof not expressly modified or amended hereby shall remain in full force and effect.  Nothing contained in this Seventh Amendment (except, as applicable, for the specific amendments to the Lease set forth in this Seventh Amendment) shall release or relieve Lessee or Ports from their respective obligations or liabilities under the Lease accruing prior to the date hereof.

11.           Except as expressly amended and modified by this Seventh Amendment and subject to Section 12 below, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.  This Seventh Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter.  To the extent of any inconsistency between the Lease and this Seventh Amendment, the terms of this Seventh Amendment shall control.

12.           Notwithstanding anything set forth herein to the contrary, the Ports execution of this Seventh Amendment does not waive any rights or remedies the Ports has in connection with any failure of Lessee to comply with the terms and conditions of the Lease prior to the date hereof, including but not limited to any rights or remedies of the Ports arising due to the filing of mechanic’s liens by Lessee’s contractors, subcontractors and/or other third parties.

13.           Notwithstanding anything set forth herein to the contrary, the Lessee’s execution of this Seventh Amendment does not waive any rights or remedies the Lessee has in connection with any failure of the Ports to comply with the terms and conditions of the Lease prior to the date hereof.

14.           This Seventh Amendment is subject to the entry of a final non-appeal Order by the Bankruptcy Court authorizing the Lessee’s and the Guarantor’s entry into and approving this Seventh Amendment.

15.           Notwithstanding anything contained herein, the entry by the Lessee and the Guarantor into this Seventh Amendment and/or the entry of an Order by the Bankruptcy Court authorizing the Lessee’s and the Guarantor’s entry into this Seventh Amendment shall not be construed or deemed to be an assumption of the Lease.

16.           The Parties agree that the deadline set forth in section 365(d)(4)(A) of the Bankruptcy Code by which the Lessee must assume or reject the Lease shall be extended through and including April 7, 2010 and that, for all purposes, including satisfaction of the requirements of § 365(d)(4)(B)(ii) of the Bankruptcy Code, the Seventh Amendment shall constitute the Landlord’s irrevocable consent to such extension.

17.           Immediately following the signature page of this Seventh Amendment is the Addendum of State required contract provisions previously executed by the Parties.  The Parties reaffirm the covenants and affirmations contained in said Addendum and incorporate the same into this Seventh Amendment.

(Remainder of Page left blank, signature Page to follow)

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day, and month and year first above-written.

PORTS OF INDIANA
“Ports”
ATTEST:

By:	/s/ Tony Walker	By:	/s/ Gregory Gibson
	Tony Walker, Assistant Secretary		Gregory Gibson,
Designated Commissioner

AVENTINE RENEWABLE ENERGY-
MT. VERNON, LLC
“Lessee”
ATTEST:

	/s/ George T. Henning, Jr.		/s/ Ronald H. Miller
	(Signature)		(Signature)

	George T. Henning, Jr.		Ronald H. Miller
	(Printed name and title)		(Printed name and title)

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.
“Guarantor”
ATTEST:

	/s/ George T. Henning, Jr.		/s/ Ronald H. Miller
	(Signature)		(Signature)

	George T. Henning, Jr.		Ronald H. Miller
	(Printed name and title)		(Printed name and title)

Approved as to form and legality
This 1st day of June, 2009
APPROVED
	/s/ Susan W. Gard		DATE: July 7, 2009
For Gregory F. Zoeller
	Attorney General of Indiana		/s/ Mitchell E. Daniels, Jr.
For The Honorable Mitchell E. Daniels, Jr.
Governor of Indiana

This instrument was prepared by David W. Haniford, General Counsel, Ports of Indiana, 150 W. Market St. Ste. 100 Indianapolis IN 46204-2845 Telephone: (317) 232-9204.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  David W. Haniford, Attorney at Law.

ADDENDUM OF

STATE REQUIRED CONTRACT PROVISIONS

EXHIBIT E

(IPC321.06)

ADDENDUM

This Addendum is entered into by and between the Ports of Indiana (the “State”) and Aventine Renewable Energy-Mt Vernon, LLC (the “Contractor”), and collectively known as the “Parties”.  The purpose of this Addendum is to modify, delete, or amend certain terms and conditions set forth in the attached Fifth Amendment (“Agreement”).  This Addendum and the Agreement are incorporated into each other and, when read together, shall constitute one integrated document.  Any inconsistency, conflict, or ambiguity between this Addendum and the Agreement shall be resolved by giving precedence and effect to this Addendum.

Authority to Bind Contractor

The signatory for the Contractor represents that he/she has been duly authorized to execute this Contract on behalf of the Contractor and has obtained all necessary or applicable approvals to make this Contract fully binding upon the Contractor when his/her signature is affixed, and certifies that this Contract is not subject to further acceptance by Contractor when accepted by the State of Indiana.

Compliance with Laws.

The Contractor shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference.  The enactment of any state or federal statute or the promulgation of nays or regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require found modification.

The Contractor and its agents shall abide by all ethical requirements that apply to persons who have a business relationship with the State, as set forth in Indiana Code § 4-2-6 at seq., the regulations promulgated thereunder, and Executive Order 04-08, dated April 27, 2004.  If the tractor is not familiar with these ethical requirements, the contractor should refer any questions to the Indiana State Ethics Commission, or visit the Indiana State Ethics Commission website at http://www.in.gov/ethics/.  If the Contractor or its agents violate any applicable ethical standards, the State may, in its sole discretion, terminate this Contract subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.  In addition, the Contractor may be subject to penalties under Indiana Code § 4-2-6-12.

The Contractor certifies by entering into this Contract, that neither it nor its principal(s) is presently in arrears in payment of its taxes; penult fees or other statutory, regulatory or judicially required payments to the State of Indiana.  Further, the Contractor agrees that any payments in arrears and currently due to the State of Indiana may be withheld from payments due to the Contractor.  Additionally, further work or payments may be withheld, delayed, or denied and/or this

Contract suspended until the Contractor is current in its payments and has submitted proof of such payment to the State.

The Contractor warrants that it has no current or pending or outstanding criminal, civil, or enforcement actions initiated by the State of Indiana pending, and agrees that it will immediately notify the State of any such actions.  During the term of such actions, Contractor agrees that the State may delay, withhold, or deny work under any Supplement or contractual device issued pursuant to this Contract and any supplements or amendments.

If a valid dispute exists as to the Contractor’s liability or guilt in any action initiated by the State of Indiana or its agencies, and the State decides to delay, withhold, or deny work to the Contractor, the Contractor may request that it be allowed to continue, or receive work, without delay.  The Contractor must submit, in writing, a request for review to the Indiana Department of Administration (IDOA) following the procedures for disputes outlined herein, A determination by IDOA shall be binding on the parties.

Any payments that the State may delay, withhold, deny, or apply under this section shall not be subject to penalty or interest under IC 5-17-5.

The Contractor warrants that the Contractor and its subcontractors’ if any, shall obtain and maintain all required permits, licenses, and approvals, as well as comply with all health, safety, and environmental statutes, rules, or regulations in the performance of work activities for the State.  Failure to do so may be deemed is a material breach of this Contract and grounds for Immediate termination of the Agreement and denial of further work with the Stet; subject to the notice and cars provisions of Sections 11.01(1) and 7.02 of the Agreement.

The Contractor hereby affirms that it is properly registered and owes no outstanding reports with the Indiana Secretary of State.

As required by IC 5-22-3-7:

the Contractor and any principals of the Contractor certify that (A) the Contractor, except for de minimis and nonsystematic violations, has not violated the terms of (i) IC 24-4.7 [Telephone Solicitation Of Consumers), (ii) IC 24-5-12 [Telephone Solicitations), or (iii) IC 24-5-14 [Regulation of Automatic Dialing Machines) in the previous three hundred sixty-five (365) days, even if IC 244.7 is preempted by federal law; and (B) the Contractor will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

The Contractor and any principals of the Contractor certify that an affiliate or principal of the Contractor and any agent acting on behalf of the Contractor or on behalf of an affiliate ‘or principal of the Contractor: (A) except for de minimis and nonsystematic violations, has not violated the terms of IC 24-4.7 in the previous three hundred sixty-five (365) days,

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even if IC 24-4.7 is preempted by federal law; and (B) will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

Conflict of interest.

As used in this section:

“Immediate family” means the spouse and the unemancipated children of an individual.

“Interested party” means:

1.                                       The individual executing this Contract;

2.                                       An individual who has an interest of three percent (3%) or more of Contractor, if Contractor is not an individual; or

3.                                       Any member of the immediate family of an individual specified under subdivision 1 or 2.

“Department” means the Indiana Department of Administration.

“Commission” means the State Ethics Commission.

The Department may cancel this Contract without recourse by Contractor if any interested party is an employee of the State of Indiana.

The Department will not exercise its right of cancellation under section B, above, if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or rule relating to ethical conduct of State employees.  The Department may take action, including cancellation of this Contract, consistent with an opinion of the Commission obtained under this section.

Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana.  The obligation under this section extends only to those facts that Contractor knows or reasonably could know.

Drug-Free Workplace-Certification.

The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace.  The Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the Contractor in the State of Indiana has been convicted of a criminal drug violation occurring in the Contractor’s workplace.  False certification or violation of this certification may result in sanctions including suspension

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of contract payments, termination of this Contract and/or debarment of contracting opportunities with the State for up to three (3) years, subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

In addition to the provisions of the above paragraphs, if the total contract amount set forth in this Contract is in excess of $25,000.00, Contractor hereby further agrees that this contract is expressly subject to the terms, conditions, and representations of the following certification:

This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana.  Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts and grants from the State of Indiana in excess of $25,000.00.  No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

The Contractor certifies and agrees that it will provide a drug-free workplace by:

Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor’s workplace, and specifying the actions that will be taken against employees for violations of such prohibition;

Establishing a drug-free awareness program to inform it’s employees of (I) the dangers of drug abuse in the workplace; (2) the Contractor’s policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

Notifying all employees in the statement required by subparagraph (A) above that as a condition of continued employment, the employee will (I) abide by the terms of the statement; and (2) notify the Contractor of any criminal drug sienna conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

Notifying in writing the State within ten (10) days after receiving notice from an employee wider subdivision (C)(2) above, or otherwise receiving actual notice of such conviction;

Within thirty (30) days after receiving notice under subdivision (C)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) taking appropriate personnel action against the employees, up to and including termination; or (2) requiring such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

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Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (A) through (B) above.

Nondiscrimination

Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, the Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this Contract.  The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry.  Breach of this covenant may be regarded as a material breach of this Contract The Contractor’s execution of this Contract also signifies compliance with applicable federal taws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability or status as a veteran.  The provisions of this Section 5 are subject to the notice and cure provisions of Sections 11.01(1) and 7.02 of the Agreement.

NON-COLLUSION AND ACCEPTANCE

The undersigned attests, ‘subject to the penalties for perjury, that he/she is the Contractor, or that he/she is the properly authorized representative, agent, member or officer of the Contractor, that he/she has not, nor has any other member, employee, representative, agent or officer of the Contractor, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this Contract other than that which appears upon the face of this Contract,

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In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease.  The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Ports of Indiana:		Aventine Renewable Energy — Mt Vernon, LLC

Signature:	/s/ Steven Stemler	Signature:	/s/ John R. Gray

Printed Name: Steven Stemler		Printed Name: John R. Gray

Title: Designated Commissioner		Title: VP Logistics & Development

Date: 10/30/06		Date: 10/31/06

Attest:	/s/ Jay K. Potesta

Printed Name: Jay K. Potesta

Title: Secretary Treasurer

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson/Susan W. Gard for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor

Date: 1/19/07		1/24/07

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Exhibit 1 — 7th Amendment

EXHIBIT A

Revised Survey Description

Indiana Port Commission (Port) to Aventine Renewable Energy-Mt Vernon, LLC (Aventine)

Parcel # 1 (Leasehold-existing description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West in Black Township, Posey County, Indiana; also and all of Lots 6, 7, 8, 9, 10, 11, 12, and 13, part of Ohio Street, Oak Street and part of an alley all being part of Edson’s Subdivision of Lot 48 in Kimball’s Addition, as per plat thereof recorded in Deed Record 42, Page 8 all of which is in part of the Southeast Quarter of the Northwest Quarter of Section 9, Township 7 South, Range 13 West, in the City of Mt Vernon, Posey County, Indiana, all being more particularly described as follows:

Commencing at the Southwest Corner of the Northeast Quarter of said Section 9, thence along the south line of said Quarter, North 89 degrees 48 minutes 03 seconds East 137.70 feet to the east line of Edson Street; thence along the said east line, North 16 degrees 59 minutes 52 seconds West 255.92 feet to the Point of Beginning; thence continuing along said east line of Edson Street, North 16 degrees 59 minutes 52 seconds West 805.98 feet to a point on the south line of an alley found on the north line of Lots 11, 12, and lot 13 in said Edson’s Subdivision of Lot 48 in Kimball’s addition to the Town of Mt Vernon; thence along said south line of the alley, North 72 degrees 55 minutes 00 seconds East 221.45 feet to the west line of the Northeast Quarter of said section 9; thence along said west line, North 02 degrees 03 minutes 47 seconds East 1254.05 feet to the south limited access right of way line of State Road 62 (Project No. F-845 (19) dated 1966); thence along said south limited access right-of-way line the next 3 calls, 1) North 72 degrees 56 minutes 14 seconds East 9.35 feet to a point located 93 feet right of Station 53+42.5 Line “JR”, said point being the point of curvature of a curve to the left, concave to the northeast, having a central angle of 14 degrees 30 minutes 00 seconds and a radius of 2957.79 feet from which a chord bears North 65 degrees 41 minutes 15 seconds East 746.54 feet; 2) thence along the arc of said curve 748.54 feet to a point located 93 feet right of Station 60+67.5 Line “JR”; 3) thence North 58 degrees 26 minutes 15 seconds East 76.61 feet to a point on the north line of the Northeast Quarter of said Section 9; thence along said north line, North 89 degrees 50 minutes 01 seconds East 211.44 feet to a point on the west right-of-way of an existing Port railroad, said point being on a non tangent curve to the left, concave to the southeast, having a central angle of 42 degrees 13 minutes 11 seconds and a radius of 637.06 feet from which a chord bears South 21 degrees 06 minutes 22 seconds West, 458.88 feet; thence along said railroad right-of-way and along the arc of said curve 469.43 feet; thence continuing along said west railroad right-of-way the following 3 calls, 1) South 00 degrees 00 minutes 13 seconds East 670.00 feet; 2) thence South 05 degrees 22 minutes 59 seconds East 320.00 feet; 3) thence South 00 degrees 00 minutes 13 seconds East 1020.22 feet to a point 245.00 feet north of the south line of the Northeast quarter of said Section 9; thence parallel with said south line of the Northeast Quarter of Section 9, South 89 degrees 48 minutes 03 seconds West 852.08 feet to the point of beginning containing 2,006,936 square feet (46.07 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel # 2 (Leasehold-new description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 4, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana being more particularly described as follows:

Commencing at the Southwest Corner of the Southeast Quarter of said Section 4, thence along the south line of said Quarter section, North 89 degrees 50 minutes 01 seconds East 1053.68 feet to the east line of an existing Port railroad right-of-way, also being the Point of Beginning, said point being on a non tangent curve to the right, concave to the southeast, having a central angle of 37 degrees 17 minutes 49 seconds and a radius of 567.06 feet from which a chord bears North 66 degrees 12 minutes 27 seconds East 334.39 feet; thence along said right-of-way line, along the arc of said curve 339.44 feet; thence North 75 degrees 34 minutes 49 seconds East 27.84 feet to the west right of way line of the former Southwind Port Road, said point being on a non-tangent curve to the right, concave to the west, having a central angle of 10 degrees 16 minutes 39 seconds and a radius of 1696.80 feet from which the chord bears South 05 degrees 07 minutes 36 seconds East 303.96 feet; thence along said right-of-way, along the arc of said curve 304.37 feet; thence continuing along said west right-of-way line, South 00 degrees 00 minutes 44 seconds West 624.58 feet; thence continuing along said west right-of-way line, South 00 degrees 00 minutes 08 seconds West 1254.34 feet to a point 7.00 feet inside the north 20 foot right-of-way line of an existing Port railroad; thence North 84 degrees 32 minutes 08 seconds West 56.08 feet to the point of curvature of a curve to the right, concave to the northeast, having a central angle of 80 degrees 58 minutes 33 seconds and a radius of 559.96 feet from which the chord bears North 44 degrees 02 minutes 50 seconds West 727.15 feet; thence along the arc of said curve 791.39 feet; thence North 03 degrees 33 minutes 34 seconds West 25.50 feet; thence North 00 degrees 00 minutes 13 seconds West 1038.14 to the point of curvature of a curve to the right, concave to the southeast, having a central angle of 25 degrees 54 minutes 13 seconds and a radius of 583.32 feet from which a chord bears North 12 degrees 56 minutes 51 seconds East 261.48 feet; thence along the arc of said curve 263.72 feet to the point of intersection with the right-of-way line of the existing Port railroad right-of-way, being a non-tangent curve to the right, concave to the southeast having a central angle of 24 degrees 35 minutes 02 seconds and radius of 567.06 feet from the chord bears North 36 degrees 46 minutes 01 seconds East 241.45 feet; thence along said right-of-way, along the arc of said curve 243.31 feet to the Point of Beginning containing 1,082,505 square feet (24.85 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel # 2A (Leasehold-new description)

(portion of former Southwind Port Road to be vacated by Port lease thereof to Aventine)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 4, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana, being more particularly described as follows:

Commencing at the Southwest Corner of the Southeast Quarter of said Section 4, thence along the south line of said Quarter section, North 89 degrees 50 minutes 01 seconds East 1053.68 feet to the east line of an existing Port railroad right-of-way, said point being on a non-tangent curve to the right, concave to the southeast, having a central angle of 37 degrees 17 minutes 49 seconds and a radius of 567.06 feet from which a chord bears North 66 degrees 12 minutes 27 seconds Eat 334.39 feet; thence along said right-of-way line, along the arc of said curve 339.44 feet; thence North 75 degrees 34 minutes 49 seconds East 27.84 feet to the west right of way line of the former Southwind Port Road being the Point of Beginning; thence continue North 75 degrees 34 minutes 49 seconds East 10.03 feet to a point 10 feet east of the west 50 foot right-of-way line of existing Southwind Port Road, said point being on a non-tangent curve to the left, concave to the west having a central angle of 02 degrees 53 minutes 59 seconds and a radius of 1706.80 feet from which the chord bears North 11 degrees 44 minutes 23 seconds West 86.37 feet; thence parallel with and 10 feet east of said right-of-way, along the arc of said curve 86.38 feet; thence North 76 degrees 48 minutes 38 seconds East 90.00 feet to the east right-of-way line of former Southwind Port Road, said point being on a non-tangent curve to the right, concave to the west having a central angle of 13 degrees 12 minutes 06 seconds and a radius of 1796.80 feet from which the chord bears South 06 degrees 35 minutes 19 seconds East 413.09 feet; thence along said right-of-way line, along the arc of said curve 414.01 feet; thence continue along said right-of-way line, South 00 degrees 00 minutes 44 seconds West 624.57 feet; thence continue along said right-of-way, South 00 degrees 00 minutes 08 seconds West 1263.90 feet to a point 7.00 feet inside of the existing 20 foot right-of-way line of an existing Port railroad; thence parallel with said right-of-way line, North 84 degrees 32 minutes 06 seconds West 100.46 feet to the intersection with the west right-of-way line of the former Southwind Port Road; thence along said right-of-way North 00 degrees 00 minutes 08 seconds East 1254.34 feet; thence continue along said right-of-way North 00 degrees 00minutes 44 seconds East 624.58 feet to the point of curvature of a curve to the left, concave to the west having a central angle of 10 degrees 16 minutes 39 seconds and a radius of 1696.80 feet from which the chord bears North 05 degrees 07 minutes 36 seconds West 303.96 feet; thence along said right-of-way, along the arc of said curve 304.37 feet to the Point of Beginning, containing 227,753 square feet (5.23 acres)

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel # 3 (Leasehold-new description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 4, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana, being more particularly described as follows:

Commencing at the Southeast Corner of the Southeast Quarter of said Section 4, thence along the south line of said Quarter, South 89 degrees 50 minutes 01 seconds West 657.36 feet to the west line of the relocated Southwind Port Road right of way, said point being the Point of Beginning and being North 89 degrees 50 minutes 01 seconds East 2036.81 feet from the Southwest corner of the Southeast quarter of said Section 4, said point being on a non-tangent curve to the right, concave to the southwest having a central angle of 04 degrees 45 minutes 46 seconds and a radius of 473.39 feet from which the chord bears South 27 degrees 06 minutes 11 seconds East a distance of 39.34 feet; thence along said re-located right-of-way line, along the arc of said curve 39.35 feet to the point of curvature of a curve to right, concave to the southwest having a central angle of 07 degrees 31 minutes 26 seconds and a radius of 450.00 feet from which the chord bears South 20 degrees 57 minutes 35 seconds East a distance of 59.05 feet; thence continue along said re-located right-of-way, along the arc of said curve 59.09 feet; thence continue along said re-located right-of-way South 17 degrees 11 minutes 52 seconds East 123.56 feet to the point of curvature of a curve to the right, concave to the west having a central angle of 17 degrees 04 minutes 11 seconds and a radius of 550.00 feet from which the chord bears South 08 degrees 39 minutes 46 seconds East a distance of 163.25 feet; thence continue along said relocated right-of-way, along the arc of said curve 163.86 feet; thence continue along said relocated right-of-way South 00 degrees 07 minutes 41 seconds East 1149.28 feet to the point on a non-tangent curve to the right, concave to the west having a central angle of 27 degrees 49 minutes 45 seconds and a radius of 567.23 feet from which the chord bears South 17 degrees 11 minutes 17 seconds West a distance of 272.81 feet; thence continue along said re-located right-of-way, along the arc of said curve 275.51 feet; thence continue along said re-located right-of-way South 16 degrees 13 minutes 15 seconds West 147.24 feet to a point 7.00 feet inside the 20 foot right-of-way line of an existing Port railroad, said point being on a non-tangent curve to the right, concave to the northwest having a central angle of 42 degrees 49 minutes 59 seconds and a radius of 536.80 feet from which the chord bears South 69 degrees 31 minutes 36 seconds West 392.02 feet; thence along the arc of said curve 401.30: thence North 89 degrees 03 minutes 25 seconds West 72.48 feet to the point of curvature of a curve to the right, concave to the north having a central angle of 04 degrees 31 minutes 19 seconds and a radius of 500.00 feet from which the chord bears North 86 degrees 47 minutes 46 seconds West a distance of 39.45 feet; thence along the arc of said curve 39.46 feet; thence North 84 degrees 32 minutes 06 seconds West 24.56 feet to the intersection with the east right-of-way line of the former Southwind Port Road; thence along said right-of-way line North 00 degrees 00 minutes 08 seconds East 1263.90 feet; thence continue along said right-of-way North 00 degrees 00 minutes 44 seconds East

624.57 feet to the point of curvature of a curve to the left, concave to the west having a central angle of 13 degrees 12 minutes 06 seconds and radius of 1796.80 feet from which the chord bears North 06 degrees 35 minutes 19 seconds West a distance of 413.09 feet; thence continue along said right-of-way, along the arc of said curve 414.01 feet to the intersection with the south right-of-way line of re-located Southwind Port Road; thence along said south right-of-way North 76 degrees 48 minutes 38 seconds East 39.68 feet; thence continue along said south right-of way South 84 degrees 06 minutes 33 seconds East 156.74 feet; thence continue along said south right-of-way South 82 degrees 05 minutes 22 seconds East 44.55 feet to the point of curvature of a curve to the right, concave to the southwest having a central angle of 50 degrees 40 minutes 08 seconds and a radius of 473.39 feet from which the chord bears South 54 degrees 49 minutes 08 seconds East 405.13 feet; thence continue-along said south right-of-way, along the arc of said curve 418.64 feet to the Point of Beginning, containing 1,321,269 square feet (30.33 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel # 3A (Leasehold-new description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 4, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana, being more particularly described as follows:

Commencing at the Southeast Corner of the Southeast Quarter of said Section 4, thence along the south line of said Quarter, South 89 degree 50 minutes 01 seconds West 586.20 feet to the west line of an existing Port railroad right of way, said point being the Point of Beginning and being North 89 degrees 50 minutes 01 seconds East 2107.34 feet from the Southwest corner of the Southeast quarter of said Section 4; thence along said right-of-way South 19 degrees 05 minutes 17 seconds East 40.34 feet to the point of intersection with the north right-of-way line of re-located Southwind Port Road, said point being on a non-tangent curve to the left, concave to the southwest having a central angle of 58 degrees 48 minutes 46 seconds and radius of 533.39 feet from which the chord bears North 50 degrees 51 minutes 33 seconds West a distance of 523.79 feet; thence along said north right-of-way, along the arc of said curve 547.51 feet; thence continue along said north right-of-way line North 82 degrees 05 minutes 22 seconds West 46.59 feet; thence continue along said north right-of-way North 84 degrees 06 minutes 33 seconds West 219.87 feet; thence North 67 degrees 19 minutes 33 seconds East 237.71 feet; thence North 22 degrees 40 minutes 27 seconds West 79.51 feet to a point on the south limited access right-of-way line of State Road 62 (Project No. F-845 (19) dated 1966), said point being the point of curvature of a non-tangent curve to the right, concave to the southeast, having a central angle of 02 degrees 53 minutes 44 seconds and a radius of 5636.44 feet from which a chord bears North 67 degrees 36 minutes 37 seconds East 284.81 feet; thence along said right-of-way, along the arc of said curve 284.84 feet to the west right of way line of an existing Port railroad; thence along said west right-of- way line, South 19 degrees 05 minutes 17 seconds East 629.58 feet to the point of beginning containing 113,022 square feet (2.59 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel # 4 (Leasehold-new description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 9, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana, being more particularly described as follows:

Commencing at the Northeast Corner of the Southeast Quarter of said Section 9, thence along the north line of said Quarter, South 89 degrees 48 minutes 03 seconds West 373.82 feet to the west line of an existing railroad right-of way; thence along said west line of the railroad right-of way, South 00 degree 00 minute 00 second East 8.07 feet to the north right of way line of Port Road # 570; thence along said north right-of-way line, South 89 degrees 57 minutes 39 seconds West 227.96 feet to the west right-of-way line of re-located Southwind Port Road being the Point of Beginning; thence continue along said right-of-way line of Port Road # 570 South 89 degrees 57 minutes 39 seconds West 461.45 feet to the east right-of-way line of former Southwind Port Road; thence along said east right-of-way line North 00 degrees 00 minutes 08 seconds East 597.36 feet to the south tight-of-way line of an existing railroad; thence along said south right-of way line, North 89 degrees 56 minutes 02 seconds East 136.43 feet to the point of curvature of a curve to the left, concave to the northwest, having a central angle of 36 degrees 20 minutes 24 seconds and a radius of 592.96 feet from which a chord bears North 71 degrees 45 minutes 50 seconds East 369.81 feet, thence along the southeasterly right-of-way line of said railroad and along the arc of said curve 376.09 feet to the west right-of-way line of re-located Southwind Port Road; thence along said right-of-way line South 16 degrees 13 minutes 15 seconds West 1.12 feet to the point of curvature of curve to the left, concave to the east having a central angle of 16 degrees 26 minutes 11 seconds and a radius of 700.00 feet from which the chord bears South 08 degrees 00 minutes 10 seconds West 200.12 feet; thence along said right-of-way line and along the arc of said curve 200.81 feet; thence continue along said right-of-way line South 00 degrees 12 minutes 56 seconds East 513.68 feet to the Point of Beginning, containing 286,541 square feet (6.58 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel #4A (Leasehold-new description)

Part of the Northeast Quarter of Section 9, Township 7 South, Range 13 West and part of the Southeast Quarter of Section 9, Township 7 South, Range 13 West, in Black Township, Posey County, Indiana, being more particularly described as follows:

Commencing at the Northeast corner of the Southeast Quarter of said Section 9, thence along the north line of said quarter section, South 89 degrees 48 minutes 03 seconds West 373.82 feet to the west line of an existing railroad right of-way, being the Point of Beginning; thence along said west line of the railroad right-of-way, South 00 degrees 00 minutes 00 seconds East 8.07 feet to the north right-of-way line of Port Road # 570; thence along said north right-of-way line, South 89 degrees 57 minutes 39 seconds West 127.96 feet to the east right-of-way line of relocated Southwind Port Road; thence along said east right-of-way line North 00 degrees 12 minutes 56 seconds West 513.99 feet to the point of curvature of a curve to the right, concave to the east having a central angle of 16 degrees 26 minutes 11 seconds and a radius of 600.00 feet from which the chord bears North 08 degrees 00 minutes 10 seconds East 171.53 feet; thence along said east right-of-way line along the arc of said curve 172.12 feet; thence North 16 degrees 13 minutes 15 seconds East 201.98 feet to the southeasterly right-of-way line of an existing railroad, said point being on a non-tangent curve to the left, concave to the northwest having a central angle of 10 degrees 47 minutes 59 seconds and a radius of 592.96 feet, from which the chord bears North 26 degrees 22 minutes 54 seconds East 111.60 feet; thence along said southeasterly right-of-way line of said railroad and along the arc of said curve 111.77 feet to the west right-of-way line of an existing railroad running north-south; thence along said west railroad right-of-way line, South 00 degrees 00 minutes 00 seconds East 969.62 feet to the point of beginning containing 104,374 square feet (2.40 acres).

(Note: All Port road and railroad rights-of-way referred to in this description are for convenience and reference only).

Parcel #5 (Easement-revised)

Non-exclusive Rights of Ingress and Egress to and from the nearest public roads over existing roads within the Port as may be granted and changed by the Indiana Port Commission as created within the unrecorded Lease Agreement dated October 31, 2006 by and between the Indiana Port Commission and Aventine Renewable Energy-Mt Vernon, LLC, the leasehold interest further placed of record by a Memorandum of Lease by and between the Indiana Port Commission and Aventine Renewable Energy-Mt Vernon, LLC, recorded January 30, 2007 as Instrument No. 200700454.

Parcel #6 (Easement-revised)

Non-exclusive Rights of Ingress and Egress to and from all public wharves, docks and related facilities serving the Port and existing railroads within the Port as may be granted and changed by the Indiana Port Commission as created within the unrecorded Lease Agreement dated October 31, 2006 by and between the Indiana Port Commission and Aventine Renewable Energy-Mt Vernon, LLC, the leasehold interest further placed of record by a Memorandum of Lease by and between the Indiana Port Commission and Aventine Renewable Energy-Mt Vernon, LLC, recorded January 30, 2007 as Instrument No. 200700454.

To:	Aventine Renewable Energy-Mt Vernon, LLC, Aventine Renewable Energy Holdings,
Inc., Indiana Port Commission (client)
JPMorgan Chase Bank, N.A., as Administrative Agent (lender)
First American Title Insurance Company

The undersigned certifies that to the best of his professional knowledge, information and belief, this map or plat and the Survey on which it is based where made on the date shown below of the premises specifically described in First American Title Insurance Company Commitment No. NCS-259759-NY, dated October 29, 2006, further:

This is to certify that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2005, and includes items 1,2,3,4,6,7a,7c,8,9,10,11a,12 and 13 of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of Indiana, the maximum Relative Positional Accuracy of this survey does exceed that which is specified therein.

Date:	June 13, 2008	/s/ Danny K. Leek

Dan K. Leek PLS
Indiana Registration No. S 0480
Morley and Associates Inc.
4800 Rosebud Lane
Newburgh, In 47630
Telephone No. (812) 464-9585

Field Work Completed:

Date of Last Revision: June 11, 2008